Exhibit 10.45

MASTER TRUST AGREEMENT

THIS AGREEMENT OF TRUST (the “Agreement”) effective as of the 1st day of January, 2002, by and between DYNEGY INC., an Illinois corporation (the “Employer”), and VANGUARD FIDUCIARY TRUST COMPANY, a trust company incorporated under Chapter 10 of the Pennsylvania Banking Code (the “Master Trustee”),

WITNESSETH

WHEREAS, the Employer or an affiliate of the Employer has adopted and is maintaining the Dynegy Inc. 401(k) Savings Plan, the Illinois Power Company Incentive Savings Plan, the Illinois Power Company Incentive Savings Plan for Employees Covered Under a Collective Bargaining Agreement, and the Extant, Inc. 401(k) Plan, (each such plan to be referred to individually as “Plan” and collectively as “Participating Plans”) each for the exclusive benefit of certain of its Employees; and

WHEREAS, the Dynegy Inc. Benefit Plans Committee (the “Plan Administrator”) is the fiduciary named in the Participating Plans as having the authority to control and manage the operation and administration of the Participating Plans; and

WHEREAS, the Employer has established separate trusts under each Plan (each such trust hereinafter referred to individually as “Trust” and collectively as “Trusts”); and

WHEREAS, each Trust provides or may provide that some or all of the assets held in such Trust may be delivered to the Master Trustee to be held, administered and invested pursuant to this Master Trust Agreement; and

WHEREAS, the Employer wishes to appoint the Master Trustee as Master Trustee for the assets of the Participating Plans that comprise the Dynegy Stock Fund, the Stable Value Fund, the Strategic Growth Fund, the Strategic Moderate Growth Fund, and the Strategic Conservative Growth Fund; and

WHEREAS, the Employer and the Master Trustee deem it necessary and desirable to enter into a written agreement of trust;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree and declare as follows:

ARTICLE I

ESTABLISHMENT OF THE MASTER TRUST

Section 1.1. The Employer and the Master Trustee hereby agree to the establishment of a master trust (“Master Trust”) consisting of such sums as shall from time to time be paid to the Master Trustee under the Participating Plans and such earnings, income and appreciation as may accrue thereon, which, less payments made by the Master Trustee to carry out the purposes of the Participating Plans, are referred to herein as the “Fund”. The Master Trustee shall carry out the duties and responsibilities herein specified, but shall be under no duty to determine whether the amount of any contribution by the Employer or any Participant is in accordance with the terms of the Participating Plans nor shall the Master Trustee be responsible for the collection of any contributions required under the Participating Plans. The Master Trust is hereby adopted as a part of each Participating Plan. Participation in the Master Trust shall be limited to the Participating Plans, each of which is exempt from taxation under section 501(a) of the Internal Revenue Code of 1986, as amended (the “Code”), by reason of section 401(a) of the Code.

Section 1.2. The Fund shall be held, invested, reinvested and administered by the Master Trustee in accordance with the terms of the Participating Plans and this Agreement solely in the interest of Participants and their beneficiaries and for the exclusive purpose of providing benefits to Participants and their beneficiaries and defraying reasonable expenses of administering the Participating Plans.

Section 1.3. The Master Trustee shall pay benefits and expenses from the Fund only upon the written direction of the Plan Administrator. The Master Trustee shall be fully entitled to rely on such directions furnished by the Plan Administrator, and shall be under no duty to ascertain whether the directions are in accordance with the provisions of the Participating Plans. The Employer or the Plan Administrator may also direct the Master Trustee to deliver assets of this Fund to any of the trust agreements under the Participating Plans.

ARTICLE II

INVESTMENT OF THE FUND

Section 2.1. The Plan Administrator shall have the exclusive authority and discretion to select the investment funds (“Investment Funds”) available for investment under the Participating Plans. In making such selection, the Plan Administrator shall use the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. The available investments under the Participating Plans shall be sufficiently diversified so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so. The Employer shall notify the Trustee in writing of the selection of the Investment Funds currently available for investment under the Participating Plans, and any changes thereto. As of the effective date of this Agreement, the purpose of the Master Trust is to facilitate the investment of the assets of the Participating Plans that comprise the Dynegy Stock Fund, the Stable Value Fund, the Strategic Growth Fund, the Strategic Moderate Growth Fund and the Strategic Conservative Growth Fund.

Section 2.2. Subject to the provisions of Section 2.1, the Master Trustee shall have the authority, in addition to any authority given by law, to exercise the following powers in the administration of the Master Trust:

(a) to invest and reinvest all or a part of the Fund in accordance with Participants’ investment directions in any available Investment Fund without restriction to investments authorized by fiduciaries, including, without limitation on the amount that may be invested therein, any common, collective or commingled trust fund maintained by the Master Trustee. Any investment in, and any terms and conditions of, any common, collective or commingled trust fund available only to employee trusts which meets the requirements of the Code, or corresponding provisions of subsequent income tax laws of the United States, shall constitute an integral part of this Agreement and the Participating Plans;

(b) to dispose of all or any part of the investments, securities, or other property which may from time to time or at any time constitute the Fund in accordance with the directions by the Plan Administrator furnished to it pursuant to Section 1.3, and to make, execute and deliver to the purchasers thereof good and sufficient deeds of conveyance therefor, and all assignments, transfers and other legal instruments, either necessary or convenient for passing the title and ownership thereto, free and discharged of all trusts and without liability on the part of such purchasers to see to the application of the purchase money;

(c) to hold short-term investments to the extent necessary to pay benefits or expenses of the Participating Plans;

(d) to cause any investment of the Fund to be registered in the name of the Master Trustee or the name of its nominee or nominees or to retain such investment unregistered or in a form permitting transfer by delivery; provided that the books and records of the Master Trustee shall at all times show that all such investments are part of the Fund;

(e) except as provided further in Article IV hereof with respect to shares of common stock of the Employer (“Company Stock”) that are held by the Fund, to vote in person or by proxy with respect to all mutual fund shares which are held by Participating Plans (other than mutual fund shares acquired at the direction of a Participant pursuant to an individual brokerage account option that is an investment alternative under the Plan) solely in accordance with directions furnished to it by the Plan Administrator, and to vote in person or by proxy and to make all tender offer decisions with respect to all other securities credited to a Participant’s separate accounts under the Participating Plans solely in accordance with written directions furnished to it by the Participant;

(f) with the consent of the Plan Administrator, to consult and employ any suitable agent to act on behalf of the Master Trustee and to contract for legal, accounting, clerical and other services deemed necessary by the Master Trustee to manage and administer the Fund according to the terms of the Participating Plans and this Agreement;

(g) upon the written direction of the Plan Administrator, to make loans from the

Fund to Participants in amounts and on terms approved by the Plan Administrator in accordance with the provisions of the Participating Plans; provided that the Employer shall have the responsibility for collecting all loan repayments required to be made under the Participating Plans and for furnishing the Master Trustee with copies of all promissory notes evidencing such loans; and

(h) to pay from the Fund all taxes imposed or levied with respect to the Fund or any part thereof under existing or future laws, and to contest the validity or amount of any tax, assessment, claim or demand respecting the Fund or any part thereof.

Section 2.3. Except as may be authorized by regulations promulgated by the Secretary of Labor, the Master Trustee shall not maintain the indicia of ownership in any assets of the Fund outside of the jurisdiction of the district courts of the United States.

ARTICLE III

DUTIES AND RESPONSIBILITIES

Section 3.1. The Master Trustee, the Employer and the Plan Administrator shall each discharge their assigned duties and responsibilities under this Agreement and each of the Participating Plans solely in the interest of Participants and their beneficiaries in the following manner:

(a) for the exclusive purpose of providing benefits to Participants and their beneficiaries and defraying reasonable expenses of administering the Plan;

(b) with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

(c) by diversifying the available investments under the Participating Plans so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and

(d) in accordance with the provisions of each of the Participating Plans and this Agreement insofar as they are consistent with the provisions of ERISA.

Section 3.2. The Master Trustee shall keep full and accurate accounts of all receipts, investments, disbursements and other transactions hereunder, including full and accurate accounts and records indicating the interest of each Participating Plan in the Fund and the Master Trust and such other specific records as may be agreed upon in writing between the Employer and the Master Trustee. All such accounts, books and records shall be open to inspection and audit at all reasonable times by any authorized representative of the Employer or the Plan Administrator. A Participant may examine only those individual account records pertaining directly to him.

Section 3.3. Within 120 days after the end of each Participating Plan’s Plan Year or within 120 days after its removal or resignation, the Master Trustee shall file with the Employer and successor trustee a written account of the administration of the Fund showing all transactions effected by the Master Trustee subsequent to the period covered by the last preceding account to the end of such Participating Plan’s Plan Year or date of removal or resignation and all property held at its fair market value at the end of the accounting period. Upon approval of such accounting by the Employer, neither the Employer nor the Plan Administrator shall be entitled to any further accounting by the Master Trustee except in the case of manifest error. Within one year from the date on which the accounting is delivered to the Employer, the Employer shall approve such accounting either by written notice of approval delivered to the Master Trustee or by failure to express objection to such accounting.

Section 3.4. In accordance with the terms of the Participating Plans, the Master Trustee shall open and maintain separate accounts in the name of each Participant in order to record all contributions by or on behalf of the Participant under the Participating Plans and any earnings, losses and expenses attributable thereto. The Plan Administrator shall furnish the Master Trustee with written instructions enabling the Master Trustee to allocate properly all contributions and other amounts under the Participating Plans to the separate accounts of Participants. In making such allocation, the Master Trustee shall be fully entitled to rely on the instructions furnished by the Plan Administrator and shall be under no duty to make any inquiry or investigation with respect thereto.

Section 3.5. The Master Trustee shall furnish each Participant with statements quarterly, reflecting the current fair market value of the Participant’s separate accounts under the Participating Plans.

Section 3.6. The Master Trustee shall not be required to determine the facts concerning the eligibility of any Participant to participate in the Participating Plans, the amount of benefits payable to any Participant or beneficiary under the Participating Plans, or the date or method of payment or disbursement. The Master Trustee shall be fully entitled to rely solely upon the written advice and directions of the Plan Administrator as to any such question of fact.

Section 3.7. Unless resulting from the Master Trustee’s negligence, misconduct, lack of good faith, or breach of its duties or obligations under this Agreement or ERISA, the Employer shall indemnify and save harmless the Master Trustee from, against, for and in respect of any and all damages, losses, obligations, liabilities, liens, deficiencies, costs and expenses, including without limitation, reasonable attorney’s fees incident to any suit, action, investigation, claim or proceedings suffered, sustained, incurred or required to be paid by the Master Trustee in connection with the Participating Plans- or this Agreement.

The Master Trustee shall indemnify and save harmless the Employer, the Participating Plans, and the Plan Administrator from, against, for and in respect of any and all damages, losses, obligations, liabilities, liens, deficiencies, costs and expenses, including without limitation, reasonable attorneys’ fees, incident to any suit, action, investigation, claim or proceedings suffered, sustained, or incurred as a result of the Master Trustee’s negligence, willful misconduct, lack of good faith, or breach of its duties or obligations under this Agreement or ERISA.

ARTICLE IV

VOTING AND OTHER RIGHTS OF COMPANY STOCK

Section 4.1. Each Participant or beneficiary of a deceased Participant (referred to herein collectively as Participant) shall have the right to direct the Master Trustee as to the manner of voting and the exercise of all other rights which a shareholder of record has with respect to shares (and fractional shares) of Company Stock which have been allocated to the Participant’s separate account including, but not limited to, the right to sell or retain shares in a public or private tender offer.

Section 4.2. All shares (and fractional shares) of Company Stock for which the Master Trustee has not received timely Participant directions shall be voted or exercised by the Master Trustee in the same proportion as the shares (and fractional shares) of Company Stock for which the Master Trustee received timely Participant directions, except in the case where to do so would be inconsistent with the provisions of Title I of ERISA. All reasonable efforts shall be made to inform each Participant that shares of Company Stock for which the Master Trustee does not receive Participant direction shall be voted pro rata in proportion to the shares for which the Master Trustee has received Participant direction.

Section 4.3. Notwithstanding anything to the contrary, in the event of a tender offer for Company Stock, the Master Trustee shall interpret a Participant’s silence as a direction not to tender the shares of Company Stock allocated to the Participant’s separate account and, therefore, the Master Trustee shall not tender any shares (or fractional shares) of Company Stock for which it does not receive timely directions to tender such shares (or fractional shares) from Participants, except in the case where to do so would be inconsistent with the provisions of Title I of ERISA. Furthermore, tender offer materials provided to Participants shall specifically inform Participants that the Master Trustee shall interpret a Participant’s silence as a direction not to tender the Participant’s shares of Company Stock.

Section 4.4. Each Participant exercising his authority under this Article shall be considered a named fiduciary of the Plan within the meaning of ERISA Section 402(a)(2) with respect to the voting directions or response to an offer provided by the Participant (including in the case where a Participant’s silence is treated by the Master Trustee as a direction not to tender as provided under Section 4.3 hereof).

Section 4.5. Information relating to the purchase, holding and sale of securities and the exercise of voting, tender and other similar rights with respect to Company Stock by Participants and beneficiaries shall be maintained in accordance with procedures that are designed to safeguard the confidentiality of such information, except to the extent necessary to comply with Federal laws or State laws not preempted by ERISA. The Master Trustee shall be the fiduciary who is responsible for ensuring that such procedures are sufficient to safeguard the confidentiality of the information described above and that such procedures are followed.

ARTICLE V

PROHIBITION OF DIVERSION

Section 5.1. Except as provided in Section 5.2 of this Article, at no time prior to the satisfaction of all liabilities with respect to Participants and their beneficiaries under any Participating Plan shall any part of the equitable share of such Participating Plan in the corpus or income of the Fund be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their beneficiaries with respect to such Participating Plan, or for defraying reasonable expenses of administering the Participating Plan. Except as permitted by ERISA and the Code, no Participating Plan may make any assignment, in whole or in part, of its beneficial interest in the Master Trust.

Section 5.2. The provisions of Section 5.1 notwithstanding, contributions made by the Employer under the Participating Plans may be returned to the Employer under the following conditions:

(a) If a contribution is made by mistake of fact, such contribution may be returned to the Employer within one year of the payment of such contribution;

(b) Contributions to the Participating Plans are specifically conditioned upon their deductibility under the Code. To the extent a deduction is disallowed for any such contribution, it may be returned to the Employer within one year after the disallowance of the deduction. Contributions which are not deductible in the taxable year in which made but are deductible in subsequent taxable years shall not be considered to be disallowed for purposes of this subsection; and

(c) Contributions to the Participating Plans are specifically conditioned on initial qualification of the Participating Plans under the Code. If a Participating Plan is determined to be disqualified, contributions made in respect of any period subsequent to the effective date of such disqualification may be returned to the Employer within one year after the date of denial of qualification.

ARTICLE VI

COMMUNICATION WITH PLAN ADMINISTRATOR AND EMPLOYER

Section 6.1. Whenever the Master Trustee is permitted or required to act upon the directions or instructions of the Plan Administrator, the Master Trustee shall be entitled to act upon any written communication signed by any person or agent designated to act as or on behalf of the Plan Administrator. Such person or agent shall be so designated either under the provisions of the Participating Plans or in writing by the Employer and their authority shall continue until revoked in writing. The Master Trustee shall incur no liability for failure to act on such person’s or agent’s instructions or orders without written communication, and the Master Trustee shall be fully protected in all actions taken in good faith in reliance upon any instructions, directions, certifications and communications believed to be genuine and to have been signed or communicated by the proper person.

Section 6.2. The Employer shall notify the Master Trustee in writing as to the appointment, removal or resignation of any person designated to act as or on behalf of the Plan Administrator. After such notification, the Master Trustee shall be fully protected in acting upon the directions of, or dealing with, any person designated to act as or on behalf of the Plan Administrator until it receives notice to the contrary, after which notice the Master Trustee shall not act upon the directions of the person removed.

The Master Trustee shall have no duty to inquire into the qualifications of any person designated to act as or on behalf of the Plan Administrator.

ARTICLE VII

MASTER TRUSTEE’S COMPENSATION

Section 7.1. The Master Trustee shall be entitled to reasonable compensation for its services as is agreed upon with the Employer. If approved by the Plan Administrator, the Master Trustee shall also be entitled to reimbursement for all direct expenses properly and actually incurred on behalf of the Participating Plans. Such compensation or reimbursement shall be paid to the Master Trustee out of the Fund unless paid directly by the Employer.

ARTICLE VIII

RESIGNATION AND REMOVAL OF MASTER TRUSTEE

Section 8.1. The Master Trustee may resign at any time by written notice to the Employer which shall be effective 45 days after delivery unless prior thereto a successor Master Trustee shall have been appointed.

Section 8.2. The Master Trustee may be removed by the Employer at any time upon written notice to the Master Trustee; such notice, however, may be waived by the Master Trustee.

Section 8.3. The appointment of a successor Master Trustee hereunder shall be accomplished by and shall take effect upon the delivery to the resigning or removed Master Trustee, as the case may be, of written notice of the Employer appointing such successor Master Trustee, and an acceptance in writing of the office of successor Master Trustee hereunder executed by the successor so appointed. Any successor Master Trustee may be either a corporation authorized and empowered to exercise trust powers or one or more individuals. If within 45 days after notice of resignation shall have been given under the provisions of this article a successor Master Trustee shall not have been appointed, the resigning Master Trustee or the Employer may apply to any court of competent jurisdiction for the appointment of a successor Master Trustee.

Section 8.4. Upon the appointment of a successor Master Trustee, the resigning or removed Master Trustee shall transfer and deliver the Fund to such successor Master Trustee, after reserving such reasonable amount as approved by the Employer to provide for its expenses in the settlement of its account, the amount of any compensation due to it and any sums chargeable against the Fund for which it may be liable.

ARTICLE IX

INSURANCE COMPANIES

Section 9.1. If any contract issued by an insurance company shall form a part of the Master Trust assets, the insurance company shall not be deemed a party to this Agreement. A certification in writing by the Master Trustee as to the occurrence of any event contemplated by this Agreement or the Participating Plans shall be conclusive evidence thereof and the insurance company shall be protected in relying upon such certification and shall incur no liability for so doing. With respect to any action under any such contract, the insurance company may deal with the Master Trustee as the sole owner thereof and need not see that any action of the Master Trustee is authorized by this Agreement or the Participating Plans. Any change made or action taken by an insurance company upon the direction of the Master Trustee shall fully discharge the insurance company from all liability with respect thereto, and it need not see to the distribution or further application of any moneys paid by it to the Master Trustee or paid in accordance with the direction of the Master Trustee.

ARTICLE X

AMENDMENT AND TERMINATION OF THE MASTER TRUST AND PARTICIPATING

PLANS

Section 10.1. The Employer may, by delivery to the Master Trustee of an instrument in writing, amend, terminate or partially terminate this Agreement at any time; provided, however, that no amendment shall increase the duties or liabilities of the Master Trustee without the Master Trustee’s consent; and, provided further, that no amendment shall divert any part of the Fund to any purpose other than providing benefits to Participants and their beneficiaries or defraying reasonable expenses of administering the Participating Plans.

Section 10.2. If any of the Participating Plans is terminated in whole or in part, or if the Employer permanently discontinues its contributions to any of the Participating Plans, the Master Trustee shall distribute the portion of the Fund allocable to such Participating Plan or any part thereof in such manner and at such times as the Plan Administrator shall direct in writing. In the absence of receipt of such written directions within 90 days after the effective date of such termination, the Master Trustee shall distribute the portion of the Fund allocable to such Participating Plan in accordance with the provisions of such Participating Plan.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.1. Unless the context of this Agreement clearly indicates otherwise, the terms defined in the Participating Plans shall, when used herein, have the same meaning as in the Participating Plans.

Section 11.2. Subject to the provisions of the Participating Plans, no Participant or beneficiary shall have the right to alienate, encumber or assign any of the payments or proceeds or any other interest arising out of or created by the Participating Plans.

Section 11.3. Nothing contained in this Agreement or in the Participating Plans shall require the Employer to retain any Employee in its service.

Section 11.4. Any person dealing with the Master Trustee may rely upon a copy of this Agreement and any amendments thereto certified to be true and correct by the Master Trustee.

Section 11.5. The Master Trustee hereby acknowledges receipt of a copy of the Participating Plans. The Employer will cause a copy of any amendment to a Participating Plan to be delivered to the Master Trustee.

Section 11.6. The construction, validity and administration of this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania, except to the extent that such laws have been specifically superseded by ERISA.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Attest:	DYNEGY INC.

(Illegible)	By:	(Illegible)
	Title:	VP, Rewards & Technology

Attest:	VANGUARD FIDUCIARY TRUST COMPANY

(Illegible)	By:	(Illegible)
Principal - Legal